Exhibit 99.1

Petrogress Inc. Announces the Continuing Expansion of Distribution Operations in Europe with the lease of the third Gas Station in South Greece- Sparta

The continuing leasing of the Gas Stations expands our Gas operations in Europe beginning in Greece will generate enhanced revenue opportunities with direct distribution of petrochemicals and lubricant products.

NEW YORK, June 17, 2020 (GLOBE NEWSWIRE) - Petrogress, Inc. (OTC:PGAS) today announced that its Petrogress Int’l, LLC (“PIL”) subsidiary has concluded the lease of another gas station, which will be renovated and managed in Southern Greece (Sparta) with associated storage and distribution operations. The operating will commence in Mid July 2020. Petrogress currently owns and operates 2 other gas stations in the same region -Sparta, Greece.

PIL expects to initially operate and manage the three gas stations by supplying them the petrochemical products. The gas stations are located in a major national road between Sparta city and Gythio port -the cruise port- where the company has built and provide “rest areas” and full service with restaurants, café and mini markets. The fuel sales at the gas stations are estimated to be 100,000 gallons per month.

PIL plans to increase the number of the gas stations to create a chain of in Southern Europe, including Cyprus and other East Mediterranean countries to accommodate the burgeoning tourist and visitor market. The gas stations will be operated under our trademark PG OIL.

“The expansion of the gas stations is an excellent opportunity for Petrogress to expand its operations into and serve the South Greece market where the populations of tourists and visitors is growing exponentially. Bringing new business opportunities to fruition demonstrates our mission to establish Petrogress as a strong integrated oil company by providing upstream, midstream, downstream services and now participating directly in the retailing of our products. Our companies’ combined facilities, assets and services are not only expected to provide for enhanced revenue streams, but also ensure our future in this important international market,” stated Petrogress Chief Executive Officer, Christos P. Traios.

About Petrogress, Inc.

Petrogress Inc. (Delaware), is an integrate energy company, engaged in the upstream, downstream and midstream segments. The Upstream segment consist of exploration, and production of crude oil in West Africa, associated with processing and storage. The downstream segment comprises refining of crude oil into petroleum products, marketing of crude oil and refined products of Gas Oil, Naphtha, Fuels and lubricants. The company operates Internationally through its wholly owned subsidiaries "Petrogress Int'l LLC.", “Petrogress Africa Co. Ltd.” and "Petronav Carriers LLC.". Petrogress is involved in diversified oil and gas activities throughout US, Europe and Africa and has branches and representations in Greece, Cyprus, Egypt, Ghana and Nigeria. The Company is actively seeking expansion opportunities in oil reserves and exploration in West Africa, including in operating and developing natural gas production and transmission facilities along with LPG processing. Petrogress -as independent Maritime Company- also owns and operates a fleet of tankers from its base in the historic Port of Piraeus through a series of Marshall Islands entities and provides sea-transportation services by its tankers fleet, either for its own oil products or to third parties charters. Since last year, the company entered into the retailing market by leasing a number of Gas-fueling stations in Greece.

For more information, visit www.petrogressInc.com

Safe Harbor Statement

This press release contains information that constitutes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, trends, analysis, and other information contained in this press release including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," and other similar expressions of opinion, constitute forward-looking statements. Any such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from any future results described within the forward-looking statements. Risk factors that could contribute to such differences include those matters more fully disclosed in Petrogress Inc.'s reports filed with the Securities and Exchange Commission. The forward-looking information provided herein represents Petrogress’ estimates as of the date of the press release, and subsequent events and developments may cause Petrogress’ estimates to change. Petrogress specifically disclaims any obligation to update the forward-looking information in the future. Therefore, this forward-looking information should not be relied upon as representing the Petrogress’ estimates of its future financial performance as of any date subsequent to the date of this press release.

Company Contact

+30 (210) 459 9741

+1 (917) 520 5372
www.petrogressinc.com